EXHIBIT 23

Consent of Independent Public Accountant

     As independent public accountants, we hereby consent to the incorporation of our report dated November 6, 1998, into the company's previously filed Registration Statements on Form S-8 File Nos. 33-24274, 33-50949 and 333-28235, and the company's previously filed Registration Statements on Form S-3 File Nos. 33-5473 and 33-66112.


                                                     (ARTHUR ANDERSEN LLP)
                                                      ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
   November 6, 1998